Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Experts” and to the inclusion of our report dated November 15, 2006 on our audit of the financial statements of GSC Acquisition Company as of November 10, 2006, in the Amendment No. 1 registration statement on Form S-1 (Registration No. 333-138832) and the related Prospectus of GSC Acquisition Company for the registration of its units in an initial public offering.

/s/ Ernst & Young LLP

New York, NY	ERNST & YOUNG LLP
January 12, 2007